Bank of America
Bank of America Mortgage
101 E Main Street,
Suite 400 Box 35140
Louisville. Kentucky 40232 5140
Management's Assertion Concerning Compliance with USAF Minimum
Servicing Standards

March 7, 2003
As of and for the year ended December 31, 2002, BA Mortgage LLC, and the Mortgage - division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N .A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").
As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $475,000,000 respectively.

/s/Kevin M. Shannon

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Kevin M. Shannon
President Senior Vice President
Consumer Real Estate
Bank of America, N .A.

/s/H. Randall Chestnut

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H. Randall Chestnut
Senior Vice President
Bank of America, N .A.

/s/ David H. Rupp

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David H. Rupp
Senior Vice President
Bank of America, N.A.

/s/ Gary K. Bettin

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Gary K. Bettin
Senior Vice President
National Servicing Executive
Bank of America, N.A.

/s/ J. Mark Hanson

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J. Mark Hanson
Senior Vice President
Bank of America, N.A.